UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2011

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	001-14783	11-2846511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza
Jericho, NY 11753
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (516) 465-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           OTHER EVENTS

On July 19, 2011, State Bancorp, Inc. (the “Company”) and Valley National Bancorp (“Valley”) announced that Valley received approval from both the Office of the Comptroller of the Currency and the Federal Reserve Bank of New York to complete the previously announced merger of the Company and its principal subsidiary, State Bank of Long Island with and into Valley and Valley National Bank. It is expected that the merger will take place in the fourth quarter of 2011, subject to shareholder approval and other conditions.

The Company and Valley issued a joint press release in connection with the announcement, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that,” and similar expressions are intended to identify forward-looking statements.  The forward-looking statements involve risk and uncertainty and a variety of factors that could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in: the failure of the Company and Valley to satisfy the closing conditions in the merger agreement, market interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, the quality and composition of the loan or investment portfolios, demand for loan products, demand for financial services in the Company’s primary trade area, litigation, tax and other regulatory matters, accounting principles and guidelines, other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing and services and those risks detailed in the Company’s periodic reports filed with the SEC.  Investors are encouraged to access the Company’s periodic reports filed with the SEC for financial and business information regarding the Company at www.statebankofli.com. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.

Additional Information and Where to Find It
On April 28, 2011, the Company entered into an Agreement and Plan of Merger with Valley, providing for the merger of the Company with and into Valley, with Valley as the surviving entity.

In connection with the merger, Valley has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of the Company and a Prospectus of Valley, as well as other relevant documents concerning the proposed transaction. A definitive Proxy Statement will be mailed to stockholders of the Company after the Registration Statement is declared effective.  The Registration Statement has not yet become effective.  Stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You can obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about the Company and Valley at the SEC’s Internet site (http://www.sec.gov). You can also obtain these documents, free of charge, from the Company by accessing the Company’s website at www.statebankofli.com under the tab “Investor Relations” and then under the heading “Financial Information” and subheading “SEC Filings.”

The Company and Valley and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger.  Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 25, 2011. Information about the directors and executive officers of Valley is set forth in the proxy statement for Valley’s 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 11, 2011.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus. You may obtain free copies of this document as described in the preceding paragraph.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

 The following exhibits are furnished as part of this report.

Exhibit 99.1	Joint Press Release dated July 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2011	State Bancorp, Inc.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Chief Financial Officer

INDEX OF EXHIBITS

Exhibit Number	Description
Exhibit 99.1	Joint Press Release dated July 19, 2011